UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

RIOT BLOCKCHAIN, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 RIOT BLOCKCHAIN, INC.
202 6th Street, Suite 401
Castle Rock, CO 80104
(303) 794-2000

 SUPPLEMENT TO THE PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 9, 2018

This proxy statement supplement, dated April 2, 2018, supplements the definitive proxy statement (the "Proxy Statement") filed by Riot Blockchain, Inc. (the "Company") with the U.S. Securities and Exchange Commission (the "SEC") on March 26, 2018, and made available to the Company's shareholders in connection with the solicitation of proxies by the Board of Directors of the Company for the 2017 Annual Meeting of Shareholders to be held on May 9, 2018 and any adjournment or postponement thereof (the "Annual Meeting").

This supplement is being filed with the SEC and is being made available to shareholders on or about April 2, 2018. Only shareholders of record as of the close of business on March 22, 2018, are entitled to receive notice of and to vote at the Annual Meeting.

Except as described in this supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement is more current. The Proxy Statement contains important additional information. This supplement should be read in conjunction with the Proxy Statement.

Supplement to Proposal 4

The information in the Proxy Statement regarding Proposal 4 is hereby supplemented to include the following:

Commencing with our fiscal 2018 year, the performance-based compensation exception to the deductibility limitations under Section 162(m) of the Code will no longer apply (other than with respect to certain "grandfathered" performance-based awards granted prior to November 2, 2017) and the deduction limitation under Section 162(m) of the Code will generally apply to compensation paid to any of our then current or former named executive officers. The Compensation Committee may continue to seek ways to limit the impact of Section 162(m) of the Code.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

On March 26, 2018, the Company filed the definitive Proxy Statement and form of proxy card with the SEC in connection with its solicitation of proxies from the Company's shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders can obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov or by writing to the Company's Corporate Secretary at Riot Blockchain, Inc., 202 6th Street, Suite 401, Castle Rock, CO 80104.